UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2021

COMSOVEREIGN HOLDING CORP.

(Exact name of registrant as specified in charter)

Nevada	333-150332	46-5538504
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5000 Quorum Drive, Suite 400 Dallas, TX	75254
(Address of Principal Executive Offices)	(zip code)

(904) 834-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COMS	The Nasdaq Stock Market LLC

Warrants to purchase Common Stock	COMSW	The Nasdaq Stock Market LLC

9.25% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share	COMSP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

                                 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 26, 2021, COMSovereign Holding Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with The Benchmark Company, LLC, as representative of the underwriters named in Schedule A thereto (collectively, the “Underwriters”), to issue and sell (the “Offering”) 320,000 shares of the Company’s newly-designated 9.25% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), at a public offering price of $25.00 per share, which is the initial liquidation preference of the Series A Preferred Stock. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 48,000 shares of Series A Preferred Stock. The Series A Preferred Stock was offered and sold pursuant to a prospectus supplement, dated October 26, 2021 (the “Prospectus Supplement”), and a base prospectus, dated September 14, 2021, relating to the Company’s effective shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-259307). The Offering closed on October 29, 2021. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Series A Preferred Stock has been listed on The Nasdaq Capital Market under the symbol “COMSP”.

The net proceeds to the Company from this Offering were approximately $7.1 million after deducting underwriting discounts and commissions and expenses payable by the Company. The Company intends to use $2.75 million of the net proceeds from the Offering for the repayment of certain indebtedness and the balance for general corporate and working capital purposes.

A copy of the opinion of Flangas Law Group, Nevada counsel to the Company, relating to the legality of the shares of Series A Preferred Stock is filed as Exhibit 5.1 hereto. A copy of the opinion of Pryor Cashman LLP, special counsel to the Company, relating to disclosure of material U.S. federal income tax considerations in the Prospectus Supplement, is filed as Exhibit 8.1 hereto.

Item 3.03	Material Modification to Rights of Security Holders.

On October 26, 2021, the Company filed a Certificate of Designations of 9.25% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Nevada, which classified and designated 690,000 shares of the Company’s authorized preferred stock, par value $0.0001 per share, as 9.25% Series A Cumulative Redeemable Perpetual Preferred Stock.

The Series A Preferred Stock will rank senior to all classes or series of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company. Upon issuance of the Series A Preferred Stock, the ability of the Company to declare dividends with respect to, or redeem, purchase or acquire, or make a liquidation payment on, any other shares of capital stock ranking junior to or on a parity with the Series A Preferred Stock, will be subject to certain restrictions in the event that the Company does not declare dividends on the Series A Preferred Stock during any dividend period. When, as, and if authorized by the Company’s board of directors and declared by the Company, dividends at the rate of 9.25% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $2.3125) on the Series A Preferred Stock will be payable monthly in arrears on or about the twentieth (20th) day of each month, beginning on November 20, 2021. Dividends on the Series A Preferred Stock are cumulative.

The Series A Preferred Stock will generally not be redeemable by the Company before April 29, 2024, except as described below upon the occurrence of a change of control (as defined in the Certificate of Designations). On and after April 29, 2024, the Company may, at its option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not authorized or declared) up to, but excluding, the date of redemption. The Series A Preferred Stock has no stated maturity date and is not subject to any sinking fund or mandatory redemption provisions and will remain outstanding indefinitely unless redeemed or otherwise repurchased by the Company as described below.

Upon the occurrence of a Change of Control, the Company may, at its option, redeem the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends up to, but excluding, the date of redemption.

Holders of the Series A Preferred Stock generally have no voting rights, except for limited voting rights, including if the Company fails to pay dividends on the Series A Preferred Stock for 18 or more monthly periods (whether or not consecutive).

The foregoing description is not complete and is qualified in its entirety by the full terms of the Series A Preferred Stock as set forth in the Certificate of Designations. A copy of the Certificate of Designations is filed as Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 26, 2021, and the information in the Certificate of Designations is incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2021, the Company filed the Certificate of Designations with the Nevada Secretary of State designating the powers, preferences and privileges of the Series A Preferred Stock. The Certificate of Designations was effective upon filing. The information about the Certificate of Designations under Item 3.03 of this report, including the summary description of the powers, preferences and privileges of the Series A Preferred Stock, is hereby incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of October 26, 2021, between the Company and The Benchmark Company, LLC, as representative of the underwriters named in Schedule A thereto.

3.1	Certificate of Designations, designating the Company’s 9.25% Series A Cumulative Redeemable Perpetual Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission on October 26, 2021).

5.1	Opinion of Flangas Law Group.

8.1	Tax Opinion of Pryor Cashman LLP.

23.1	Consent of Flangas Law Group (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).

23.2	Consent of Pryor Cashman LLP (contained in its opinion filed as Exhibit 8.1 and incorporated herein by reference).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 29, 2021	COMSOVEREIGN HOLDING CORP.

	By:	/s/ Daniel L. Hodges
Daniel L. Hodges
Chairman and Chief Executive Officer